EXHIBIT 99.1

Kohlberg Capital Announces Settlement of Dispute Relating to Certain Agreements by Katonah Debt Advisors

NEW YORK, Dec. 17, 2008 (GLOBE NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital"), a publicly traded business development company, today announced that it and its wholly-owned portfolio company, Katonah Debt Advisors, L.L.C. ("Katonah") entered into a settlement and termination agreement with J.P. Morgan Securities Inc. ("JPMorgan") (f/k/a Bear Stearns & Co. Inc.) with respect to loan warehouse credit facilities originally provided by Bear Stearns Investment Products Inc. These warehouse facilities were established to fund the initial accumulation of assets for CLO Funds that Katonah had planned to complete in 2008. Pursuant to the warehouse facility agreements, Katonah had agreed to reimburse JPMorgan in certain circumstances, and if these CLO Funds failed to close, for a portion of the losses (if any) on the resale of the warehoused assets in an amount up to $18 million plus any accumulated net interest income accrued on the warehoused assets.

Pursuant to the warehouse facility agreements, both Katonah and JPMorgan have asserted claims against the other and defenses thereto. Without admitting any liability or wrongdoing, Katonah and JPMorgan have agreed to compromise and settle all of the disputes, issues and claims between them relating to the agreements in exchange for an agreement to terminate all obligations and liabilities of Katonah and of JPMorgan under the existing agreements relating to the proposed CLO funds, payment by Katonah of an aggregate of $6,000,000 in installments over a period of one year and the forfeiture by Katonah of the net interest income earned to date on the warehoused assets.

Kohlberg Capital will recognize the impact of this settlement and forfeiture of warehouse income as a non-cash reduction to the unrealized appreciation of the value of its investment in Katonah. Consequently, this settlement is not expected to have a material impact on Kohlberg Capital's net investment income or quarterly dividend.

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments. Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward-Looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical facts) describing the Company's future plans and objectives. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to complete the proposed share repurchase plan, our ability to originate new investments, achieve certain margins and levels of profitability, the availability of cash and additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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CONTACT:  Kohlberg Capital Corporation
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kohlbergcapital.com